SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C. 20549



                               FORM 8-K



                            CURRENT REPORT


              Pursuant to Section 13 or or 15(d) of the
                    Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 9, 1997
                      COMMISSION FILE NO. 0-9061


                       ELECTRO RENT CORPORATION
         Exact name of registrant as specified in its charter


     California               95-2412961           0-90611
(State of California)      (I.R.S. Employer      (Commission
                          Identification No.)      File No.)


                       6060 Sepulveda Boulevard
                    Van Nuys, California 91411-2501
   (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code:  (818) 786-2525




Item 5.  Other Events.

The Registrant amended its by-laws to change the number of its directors from seven to eight; and on January 9, 1997 the board of directors filled the newly created vacancy by the election of S. Lee Kling, of Villa Ridge, Missouri, as a member of the board of direc-tors.

Mr. Kling is chairman of the board of Kling Richler & Company, a merchant banking company, and vice chairman of Willis Corroon Corp. He is a director of several public corporations.



                              SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                          ELECTRO RENT CORPORATION


Dated:        January 9, 1997            /s/ William Weitzman